Exhibit 31.1
CERTIFICATION
I, Peter I. Cittadini, certify that:
1.	I have reviewed this annual report on Form 10-K/A of Actuate Corporation (the “registrant”);
2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
Dated: August 17, 2009

/s/ Peter I. Cittadini
Peter I. Cittadini
President and Chief Executive Officer (Principal Executive Officer)